Exhibit 99.3

red violet Announces Closing of $115 Million Underwritten Public Offering of Common Stock, Including Full Exercise of Underwriters’ Option

August 7, 2026

BOCA RATON, Fla. (GLOBE NEWSWIRE) — Red Violet, Inc. (NASDAQ: RDVT) (“red violet”), a leading analytics and information solutions provider, announced today the closing of its underwritten public offering of 1,916,667 shares of its common stock, including 250,000 shares of common stock sold pursuant to the exercise in full by the underwriters of their option. red violet estimates net proceeds from the Offering to be approximately $108.6 million, after deducting underwriting discounts and commissions and estimated offering expenses.

red violet intends to use the net proceeds of the Offering for working capital and general corporate purposes, including potential strategic acquisitions.

Raymond James and Needham & Company acted as joint book-running managers and as representatives of the underwriters for the Offering. B. Riley Securities and Craig-Hallum acted as co-managers. Lake Street Capital Markets served as financial advisor to red violet.

Akerman LLP served as legal counsel to red violet and Cooley LLP served as legal counsel to the underwriters.

A shelf registration statement on Form S-3 relating to the shares of common stock issued in the Offering was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 19, 2025, and declared effective by the SEC on November 25, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the Offering has been filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the shares offered may also be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863, or by email at prospectus@raymondjames.com; or Needham & Company, LLC, 250 Park Avenue, 10th Floor, New York, NY 10177, by telephone at (800) 903-3268 or by email at prospectus@needhamco.com. Electronic copies of the final prospectus supplement and accompanying prospectus relating to the Offering are also available on the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, and shall not constitute an offer, solicitation, or sale in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About red violet®

At red violet, we build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets and their interrelationships. These solutions are used for purposes including identity verification, risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our intelligent platform, CORE™, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. Our solutions are used today to enable frictionless commerce, to ensure safety, and to reduce fraud and the concomitant expense borne by society. For more information, please visit www.redviolet.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These forward-looking statements include statements regarding the intended use of net proceeds from the Offering. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and are advised to consider the factors listed above together with the additional factors under the headings “Forward-Looking Statements” and “Risk Factors” in red violet’s Form 10-K for the year ended December 31, 2025, filed on March 4, 2026, as may be supplemented or amended by red violet’s other filings with the SEC. red violet undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:

Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com

Investor Relations Contact:

Steven Hooser
Three Part Advisors
214-872-2710
ir@redviolet.com